Exhibit 10.7

AMENDMENT TO PROMISSORY NOTE

This Amendment (this “Amendment”) to that certain Promissory Note, dated as of July 15, 2024 (the “Note”), by and among Siddhi Acquisition Corp (the “Maker”), and Siddhi Acquisition Sponsor LLC or its designated affiliates, registered assigns or successors in interest (the “Payee”), is made and entered into effective as of February [•], 2025 by the Maker and the Payee.

RECITALS

WHEREAS, the Maker and the Payee desire to amend the terms of the Note as set forth below;

WHEREAS, the Note is scheduled to be payable shall be repayable on the earlier of (i) April 30, 2025, (ii) the date on which Maker consummates an initial public offering of its securities (“IPO”) or (iii) the date on which Maker determines to not proceed with such IPO;

WHEREAS, the Maker and the Payee have agreed to make certain amendments to the Note;

WHEREAS, any amendment to the Note may be made with, and only with, the written consent of the Maker and the Payee; and

WHEREAS, all capitalized terms not defined in this Amendment will have the meanings given to them in the Note.

NOW, THEREFORE, in consideration of these premises and the mutual covenants, terms and conditions set forth herein, all of the parties hereto mutually agree as follows:

AGREEMENT

1. Amendment to Note. The Preamble and Section 1 of the Note is hereby amended and restated in its entirety and replaced with the following:

●	Preamble Siddhi Acquisition Corp (“Maker”) promises to pay to the order of Siddhi Acquisition Sponsor LLC or its/his successors or assigns (“Payee”) the principal sum of up to Three Hundred Thousand Dollars and No Cents ($300,000.00) in lawful money of the United States of America, on the terms and conditions described below.

●	Section 1 Principal and Drawdowns. Maker and Payee agree that Maker may request up to Three Hundred Thousand Dollars ($300,000) for costs reasonably related to Maker’s initial public offering of its securities. The principal of this Note may be drawn down from time to time by written request by Maker to Payee up until the full amount has been drawn. The principal balance of this Note shall be repayable on the earlier of (i) April 30, 2025, (ii) the date on which Maker consummates an initial public offering of its securities (“IPO”) or (iii) the date on which Maker determines to not proceed with such IPO.

2. No Other Amendments. Wherever necessary, all other terms of the Note are hereby amended to be consistent with the terms of this Amendment. Except as specifically set forth herein, the Note shall remain in full force and effect.

3. Counterparts; Facsimile. This Amendment may be executed in any number of counterparts, each of which shall be an original, and all of which together shall constitute one instrument. Executed signatures transmitted via facsimile or PDF will be accepted and considered duly executed.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have caused this Amendment to be duly executed and delivered by their proper and duly authorized officers as of the effective date written above.

MAKER:

SIDDHI ACQUISITION CORP

By:	/s/ Sam Potter
Name:	Sam Potter
Title:	Chief Executive Officer

PAYEE:

SIDDHI SPONSOR LLC

By:	/s/ Brian D. Finn
Name:	Brian D. Finn
Title:	Member